As filed with the Securities and Exchange Commission on May 30, 2003
                                                      Registration No. 333-72377
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           KNIGHT TRANSPORTATION, INC.
             (Exact name of Registrant as specified in its charter)

                 ARIZONA                                 86-0649974
                 (State)                    (I.R.S. Employer Identification No.)

           5601 W. BUCKEYE RD.
            PHOENIX, ARIZONA                               85043
(Address of Principal Executive Offices)                 (Zip Code)

                AMENDED AND RESTATED KNIGHT TRANSPORTATION, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                            -------------------------

                                  With copy to:
      Kevin P. Knight                                 James E. Brophy, III, Esq.
  Chief Executive Officer                             Ryley Carlock & Applewhite
Knight Transportation, Inc.                                   Suite 1200
  5601 West Buckeye Road                               One North Central Avenue
  Phoenix, Arizona 85043                                Phoenix, Arizona 85004
      (602) 269-2000                                       (602) 258-7701
            (Name, address and telephone number of agent for service)

                            -------------------------

                            DEREGISTRATION OF SHARES

     As originally filed on February 16, 1999, this Registration Statement registered 1,500,000 shares of the Common Stock of Knight Transportation, Inc. (the "Company") which had been approved for issuance under the Company's 1998 Amended and Restated Stock Option Plan (the "1998 Plan"). The Company now has adopted a new plan, the 2003 Knight Transportation, Inc. Stock Option Plan (the "2003 Plan") to which shares remaining available for grant under the 1998 Plan may be used for the purpose of new grants. As of May 21, 2003, a total of 1,576,896 shares of the Company's Common Stock were subject to outstanding but unexercised option grants, and a total of 471,187 shares were reserved for future stock grants under the 1998 Plan, after giving effect to the Company's three-for-two stock splits and the 2002 Amendment to the 1998 Plan, which increased the number of shares reserved for issuance. This post-effective Amendment is being filed to deregister 471,187 previously registered shares of the Company's stock reserved for issuance under the 1998 Plan that are not subject to outstanding but unexercised option grants.

     A new Form S-8 Registration Statement will be filed by the Company to register shares issuable under the 2003 Plan.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-72377 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 29th day of May, 2003.

                                       KNIGHT TRANSPORTATION, INC.,
                                       an Arizona corporation


                                       By /s/ Kevin P. Knight
                                          -------------------------------------
                                          Kevin P. Knight, Chairman of the Board
                                          and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE AND TITLE                                                    DATE
-------------------                                                    ----

/s/ Kevin P. Knight                                                 May 29, 2003
-----------------------------------------------------
Kevin P. Knight, Chairman of the Board,
Chief Executive Officer, Director

/s/ Gary J. Knight                                                  May 29, 2003
-----------------------------------------------------
Gary J. Knight, President, Director


/s/ Keith T. Knight                                                 May 29, 2003
-----------------------------------------------------
Keith T. Knight,
Executive Vice President, Director

/s/ Timothy M. Kohl                                                 May 29, 2003
-----------------------------------------------------
Timothy M. Kohl, Director, Chief Financial
Officer and Secretary

/s/ Donald A. Bliss                                                 May 29, 2003
-----------------------------------------------------
Donald A. Bliss, Director


                                                                    May 29, 2003
-----------------------------------------------------
Randy Knight, Director


                                                                    May 29, 2003
-----------------------------------------------------
G.D. Madden, Director


                                                                    May 29, 2003
-----------------------------------------------------
Matt Salmon, Director


/s/ Mark Scudder                                                    May 29, 2003
-----------------------------------------------------
Mark Scudder, Director

                                       -3-